UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2009

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 961-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03      Bankruptcy or Receivership.

On February 12, 2009, the Registrant and its U.S. Operating Subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (collectively, the "Chapter 11 Case"). The Chapter 11 Case will be jointly administered and the Registrant and U.S. Operating Subsidiaries intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company's foreign subsidiaries were not included in the Chapter 11 filings.

On February 12, 2009, the Registrant issued a press release discussing the Chapter 11 Case. A copy of the Registrant’s press release is furnished with this Current Report on Form 8-K and is attached hereto as Exhibit 99.1.

Item 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Credit Agreements.

The  filing of the Chapter 11 Case described above in Item 1.03 of this Current Report on Form 8-K and incorporated herein by reference constitutes an event of default under (i) the Loan and Security Agreement, dated as of February 29, 2008, between the Registrant and certain of its affiliates, as borrowers and National Amusements, Inc. (“NAI”), as lender (the “Loan and Security Agreement”), (ii) the Unsecured Loan Agreement, dated as of February 29, 2008, between the Registrant, as borrower and NAI as lender (the “Unsecured Loan Agreement”) and (iii) the Unsecured Subordinated Loan Agreement, dated as of February 29, 2008, between the Registrant, as borrower and NAI as lender ((i),(ii) and (iii), collectively the “NAI Agreements”).  Subsequent to the execution of the NAI Agreements and as disclosed in a Current Report on Form 8-K filed on November 28, 2008, Acquisition Holdings Subsidiary I LLC (the “Purchaser”) entered into a Participation Agreement with NAI pursuant to which the Purchaser acquired from NAI (i) an undivided interest and participation in certain of the loans and advances made by NAI, whether before or after the date of the Participation Agreement, pursuant to the Loan and Security Agreement and the Unsecured Loan Agreement and (ii) all of NAI’s right, title and interest in, to and under the Loan and Security Agreement and the Unsecured Loan Agreement including guarantees, collateral, pledges, distributions, claims and causes of actions against the borrowers thereunder, all on the terms and conditions set forth in the Participation Agreement.

There is currently approximately $90,000,000 principal amount outstanding under the NAI Agreements. Under the terms of the NAI Agreements, upon an event of default, the Purchaser may declare up to $70 million outstanding under the NAI Agreements immediately due and payable, approximately $30 million of which is secured, and NAI may declare up to $20 million outstanding under the same immediately due and payable.

Indentures.

The filing of the Chapter 11 Case described in Item 1.03 above also constitutes an event of default under each of the Indenture, dated as of September 19, 2005, between the Registrant and Wells Fargo Bank, National Association (the “Trustee”), relating to its 6.0% Convertible Senior Notes due 2025, and the Indenture, dated as of May 30, 2006, between the Registrant and the Trustee, relating to its 7.125% Convertible Senior Notes due 2026 (together, “Notes”). Upon such event of default, the aggregate principal amount of the Notes of $150 million, and any premium and accrued and unpaid interest, became immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

Item 9.01      Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated February 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

February 12, 2009	By:	/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer
and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated February 12, 2009